CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

(1) THE BUYER (2) ENTERPRISE IRELAND and (3) THE SHAREHOLDER REPRESENTATIVE SALE AND PURCHASE AGREEMENT Date: March 17, 2010
Brierly Place, New London Road,
Chelmsford, Essex  CM2 0AP

Tel 01245 211211   Fax 01245 354764
DX 89703 Chelmsford   www.wollastons.co.uk

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

THIS AGREEMENT is dated March 17, 2010

PARTIES

(1)
ELEPHANT TALK COMMUNICATIONS, INC. incorporated and registered in the State of California whose registered office is at 438 East Katella Avenue, Suite 217, Orange, California 92867, United States (the "Buyer");

(2)
ENTERPRISE IRELAND of The Plaza, East Point Business Park, Dublin 3 (the "Shareholder"), as a shareholder of VALIDSOFT LIMITED incorporated and registered in the Republic of Ireland with company number 377068 whose registered office is at Castle Buildings, Tara Street, Tullamore, Ireland (the "Company");

(3)	Patrick Carroll, a person with an address at c/o ValidSoft (UK) Limited, 9 Devonshire Square, London EC2M 4YF (the "Shareholder Representative").

BACKGROUND OF THE PURCHASE AND SALE OF SHARES

(A)	The Company is a private company limited by shares, particulars of which are set out in Schedule 2.

(B)
At Completion, the Buyer shall purchase, and the Shareholder agrees to sell, transfer, assign, convey and deliver to the Buyer, all of the outstanding shares in the capital of the Company held by the Shareholder on, and subject to, the terms of this agreement.

AGREED TERMS

1	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

Acquisition Consideration	the consideration for the acquisition of the Sale Shares, consisting of the Buyer Shares and the Buyer Warrants;

Articles	the articles of association of the Company;

Board	the board of directors of the Company as constituted from time to time;

Business Day	a day (other than a Saturday, Sunday or public holiday) when clearing banks in New York City, New York, are open for the transaction of normal banking business;

Buyer Revenues	has the meaning as set out in clause 3.3.2;

Buyer Shares	341,066 shares of the Common Stock of the Buyer;

Buyer Warrants	the warrants to purchase 127,603 shares of the Common Stock of the Buyer;

Collaboration Agreement	the joint marketing and sales agreement between the Company and the Buyer, dated June 17, 2009, and as may be amended from time to time;

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

Common Stock	the shares of common stock, no par value, of the Buyer;

Company Revenues	has the meaning as set out in clause 3.3.2;

Completion	completion by the parties of their respective obligations pursuant to the Purchase pursuant to clause 3;

Completion Date	the date on which Completion occurs;

Conditions	the conditions to Completion set out in clause 3.1;

Contingent Consideration	has the meaning as set out in clause 3.3.1;

Eligible Activity
the production of products for export or products of an advanced technological nature for supply to internationally trading or skilled sub-supply firms within the island of Ireland (excluding Northern Ireland) or products for sectors of the Irish market that are subject to international competition, such production comprising part of the technical enhancement of the Company’s authentication security solution, or an activity covered by the Industrial Development (Service Industries) Order 2003 (including any amendment or variation of this Order);

Escrow Period	the period of 12 months from the Completion Date;

Encumbrance
any mortgage, charge, security interest, lien, pledge, assignment by way of security, equity claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected);

GAAP	the U.S. generally accepted accounting principles consistently applied;

Independent Auditors	an independent firm of accountants, with sufficient experience for the purposes of this agreement, mutually agreed upon by the Buyer and the Shareholder Representative;

Purchase	the sale and purchase of the Sale Shares pursuant to this agreement;

Relevant Claim	a claim by the Buyer against the Shareholder for breach of any representation or warranty under this agreement;

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

Sale Shares	the ordinary shares of €1 each in the share capital of the Company to be sold by the Shareholder to the Buyer, as set out opposite its name in column 3 of Schedule 1;

Securities Act	the U.S. Securities Act of 1933, as amended;

Settled Claim
a Relevant Claim that is either (i) agreed in writing by the Buyer, on one hand, and the Shareholder on the other hand, or (ii) determined or awarded by any court of competent jurisdiction or in any arbitration from which there is no further appeal, the time period for appeal has lapsed or the right to appeal has been waived;

Subsidiaries	the subsidiaries of the Company, brief particulars of which are set out in Part 2 of Schedule 2, and "Subsidiary" shall mean any one of them;

Taxation
all forms of taxation and statutory, governmental, state, federal, provincial, local, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable; and any penalty, fine, surcharge, interest, charges or costs relating thereto;

Walter Kerins Matter
the negotiation and settlement of an amount (if any) payable by the Company to Beresford Ltd pursuant to the Memorandum of Understanding between the Company and Beresford Ltd (as attached at Appendix J to Schedule 5 of the US SPA).

.
1.2
A reference to "restricted shares" or "unregistered shares" means that such shares of Common Stock of the Buyer which are not freely tradeable without registration with the U.S. Securities and Exchange Commission, and such shares may become unrestricted (i.e. freely tradeable) pursuant to Rule 144 promulgated under the Securities Act.

1.3	Clause, schedule and paragraph headings shall not affect the interpretation of this agreement.

1.4
A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's legal and personal representatives, successors and permitted assigns.

1.5	The schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the schedules.

1.6	Words in the singular shall include the plural and vice versa.

1.7	A reference to one gender shall include a reference to the other genders.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

1.8
A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force as at the date of this agreement, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.9	A reference to writing or written excludes faxes and e-mail.

1.10	All documents in the agreed form are documents agreed by the Buyer and the Shareholder and initialled by or for and on behalf of them for identification.

1.11	Any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.12	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.13	References to clauses and schedules are to the clauses and schedules of this agreement; references to paragraphs are to paragraphs of the relevant schedule.

1.14	References to times of day are to that time in New York City, New York, and references to a day are to a period of 24 hours running from midnight.

2	Sale and Purchase

Subject to the terms and conditions of this agreement, the Shareholder agrees to sell, and the Buyer agrees to purchase, with full title guarantee free from all Encumbrances and with all rights attached to them the number of Sale Shares set out opposite its name in Schedule 1 for the consideration set out opposite its name in Schedule 1 (amounting in aggregate to the Acquisition Consideration payable to the Shareholder as a whole).

3	Completion

3.1	Completion shall be conditional on the following:

3.1.1	all representations and warranties of the Shareholder in this agreement are true and correct;

3.1.2	the Shareholder shall have performed and complied with all of its covenants or agreements to be performed prior to or at Completion;

3.1.3
the Buyer and the other shareholders of the Company entering into a sale and purchase agreement for the sale and purchase of the issued share capital of the Company (the "US SPA"), and the execution by the relevant persons of the other documents referred to therein as required to be executed in connection with such agreement.

3.2	The following events shall occur on the Completion Date:

3.2.1	subject to clauses 3.3 and 4, the Buyer shall issue and deliver to the Shareholder certificates for the number of Buyer Shares set out opposite its name in Schedule 1;

3.2.2
subject to clause 3.3, the Buyer shall issue and deliver to the Shareholder certificates, in the agreed form set out in Schedule 8, for the number of Buyer Warrants set out opposite its name in Schedule 1;

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

3.2.3
The Buyer Warrants shall have a maximum term of 3 years from the date of issue and an exercise price of US$0.63 per share.  The Buyer Warrants shall set forth that the warrants must be immediately exercised in the event the average sales prices of the Common Stock of Buyer during the preceding 20 trading day period equals or exceeds US$3.75 per share.  The exercise price of the Buyer Warrants may be paid in cash or through a cashless exercise.  If there is a variation of the share capital of the Buyer following the date of issue of the Buyer Warrants (including without limitation a capitalisation issue, consolidation or sub-division), the number and description of Buyer Warrants shall be adjusted in an appropriate manner in line with such variation (though the total amount payable on exercise shall not be increased);

3.2.4	the Shareholder shall deliver to the Buyer the deed of termination for the agreements set forth in clauses 14.1.1 through 14.1.4 executed by the Shareholder;

3.2.5
the Buyer shall take all necessary actions and execute all necessary documents to effect the allotment of the Buyer Shares and shall appropriately notify the relevant regulatory authorities and/or share registry which is responsible for the same;

3.2.6	the Buyer shall take all necessary actions and execute all necessary documents to effect the grant of the Buyer Warrants and shall appropriately notify the relevant regulatory authorities;

3.2.7
the Shareholder shall deliver its share certificate(s) or other evidence of title to the Sale Shares to the Buyer or, in the event of failure to do so, hereby agrees to indemnify the Buyer and the Company from and against all actions, proceedings, claims and demands, losses, charges, costs, damages and expenses which the Buyer or the Company may incur as a result of the loss or destruction of the certificate(s) for its Sale Shares, and further undertakes to return the original certificate to the Company for cancellation if found;

3.2.8	the Shareholder shall execute (or procure the execution of) a stock transfer form for the transfer of its Sale Shares to the Buyer; and

3.2.9	a meeting of the Board shall be held at which the Company shall:

3.2.9.1
approve, subject to stamping, the transfer of the Sale Shares from the Shareholder to the Buyer pursuant to the Purchase and the registration of the Buyer as the holder of the Sale Shares transferred pursuant to the Purchase; and

3.2.9.2	subject to stamping, execute and deliver to the Buyer a share certificate for the shares transferred to it pursuant to the Purchase.

3.3	Contingent Consideration

3.3.1
85,267 of the Buyer Shares and 31,901 of the Buyer Warrants will be withheld from the Acquisition Consideration (the “Contingent Consideration”), which shall be allocated to the Shareholder, and held in escrow by the Buyer.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

3.3.2
In the event that the Company achieves actual cumulative gross revenues (the "Company Revenues") of a percentage of the actual cumulative gross revenues achieved by the Buyer (including landline & customized mobile services) over the calendar periods 1 April 2010 to 1 April 2013 (the “Buyer Revenues”) as set out on the x-axis of the graph set out on Schedule 3, then the amount of the Contingent Consideration set out on the y-axis of the graph set out on Schedule 3 which intersects with the relevant x-axis value on the graph line shall be released to the Shareholder.  For the avoidance of doubt, the existing high revenue, low margin telephone PRS land line business will only be included at 15 per cent. of the cumulative gross revenue generated by the Buyer.

3.3.2.1
In addition, for the avoidance of doubt, in respect of revenues generated under the Collaboration Agreement ***, the revenues earned by the Company and the Buyer will be in accordance with the net revenue percentage split as per the Collaboration Agreement *** save that the party introducing the business will be additionally entitled to the "Marketing & Commissions" revenue.  By way of example only of the revenue calculations in respect of revenue generated under the Collaboration Agreement, and referring to the table set out in Schedule 6, then in Year 1 if the revenue is generated from business introduced by the Company, the relevant revenues for the Company would be the aggregate sum of Euros *** (highlighted in light blue as "Marketing & Commissions") and Euros *** (highlighted in light blue as "Net Revenue – ValidSoft"), and the relevant revenues for the Buyer would be Euros *** (highlighted in yellow as "Net Revenue – ET").  Revenues as reflected will be determined as per audited GAAP statements; and

3.3.2.2	in the event that the Company Revenues exceed *** at any time between Completion and 1 April 2013, then the whole of the Contingent Consideration shall immediately be released to the Shareholder.

3.3.3
In the event none of the performance criteria set forth in clause 3.3.2 has been achieved at 1 April 2013, the Contingent Consideration shall be forfeited by the Shareholder, released from escrow to the Buyer and cancelled.

3.3.4
While in escrow, the Buyer Shares included in the Contingent Consideration shall be deemed to be issued and outstanding and the Shareholder shall have all the rights and privileges as though such shares were not in escrow (including without limitation all dividend and distribution rights and the right to vote the Buyer Shares at any meeting of the shareholders of Buyer).

3.3.5	In the event of a change of control of the Buyer at any time after Completion and prior to 1 April 2013, the Contingent Consideration will vest as follows:

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

3.3.5.1
subject to clause 3.3.5.2, the Company Revenues between the date of Completion and the date on which the change of control becomes unconditional shall be assessed as a percentage of the Buyer Revenues in accordance with clause 3.3.2 and the result shall be increased pro rata as though such levels of performance of the Company and the Buyer over such period had continued to be achieved over the full calendar periods 1 April 2010 to 1 April 2013.  The resulting percentage shall be multiplied by 1.5, and the result of that calculation shall be applied to the x-axis in the graph set out on Schedule 3, and there shall be released to the Shareholder the amount of Contingent Consideration shown on the y-axis of the graph set out on Schedule 3, which intersects with such x-axis value;

3.3.5.2
in the event of a change of control of the Buyer within the first 12 months from the date of Completion, a minimum of half of the Contingent Consideration shall be promptly released to the Shareholder (where that is greater than would otherwise be released pursuant to clause 3.3.5.1).

Notwithstanding the foregoing, in no event will the more than the 85,267 Buyer Shares and 31,901 Buyer Warrants that constitute the Contingent Consideration vest upon a change of control of the Buyer.  For purposes of this clause and paragraph 1 of Schedule 4, "change of control" means: (i) the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by shareholders made as part of an underwritten public offering of the Common Stock of the Buyer) by the shareholders of the Buyer, in one transaction or a series of related transactions, of more than 50 per cent. of the voting power represented by the then outstanding capital stock of the Buyer to one or more persons; or (ii) the sale of substantially all the assets of the Buyer (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization).

3.3.6	The Company Revenues and the Buyer Revenues shall be calculated by the Independent Auditors pursuant to the procedures set forth on Schedule 4.

3.4	Escrow

3.4.1
Subject to clause 3.4.3, the Buyer shall arrange that the Acquisition Consideration to be issued to the Shareholder at Completion (other than the Contingent Consideration) shall be held in escrow for the Escrow Period as follows: the certificate, warrants or other documentation evidencing title to such Acquisition Consideration shall be held in escrow by the Buyer’s solicitors, Ellenoff Grossman & Schole LLP, acting as escrow agent (the "Escrow Agent").

3.4.2
In the event that there is a Settled Claim within the Escrow Period, the Buyer and the Shareholder shall instruct the Escrow Agent in writing to release to the Buyer such Acquisition Consideration as is held in escrow under paragraph 3.4.1 above as is required to satisfy the liability of the Shareholder in respect of such claim and, in case of the Buyer Shares, this will mean such Buyer Shares can be sold by the Buyer in the open market at the then current trading price in order to realise an amount (net of the costs of sale) to satisfy such Settled Claim.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

3.4.3
Notwithstanding the provisions of clause 3.4.1, in the event that the Company shall cease carrying out the Eligible Activity (save where the Shareholder consents otherwise), the Buyer and the Shareholder shall instruct the Escrow Agent to release to the Shareholder all of the shares then held in escrow pursuant to clause 3.4.1.

3.4.4
The Shareholder hereby authorises and instructs the Shareholder Representative to execute an escrow agreement in the agreed form with the Escrow Agent governing the escrow and release of the Acquisition Consideration.  The Shareholder Representative hereby undertakes to the Shareholder that it shall not execute any document in connection with the escrow arrangements without first consulting the Shareholder and obtaining its prior consent.

4	***

4.1	***

4.2	***

5	Representations and Warranties

5.1	Each party:

5.1.1	represents and warrants to each of the other parties as of the date of this agreement that:

5.1.1.1	as relevant, it is duly organized, validly existing and in good standing under the laws of its place of organization;

5.1.1.2	he or it has the power and authority to enter into and perform his or its obligations under this agreement;

5.1.1.3	when executed, his or its obligations under this agreement will be binding on him or it,

5.1.2	confirms to each of the other parties as of the date of this agreement that:

5.1.2.1
execution and delivery of, and performance by him or it of his or its obligations under this agreement will not result in any breach of such party’s organizational documents, as relevant, and under applicable law;

5.1.2.2
no consent, approval, order or authorization of, or filing with, any government agency or person is required on the part of such party in connection with the transactions contemplated by this agreement

5.1.2.3	such party is not subject to or bound by any currently existing judgment, order, writ, injunction or decree that would prevent the consummation of the transactions contemplated by this agreement

5.1.2.4
such party has not incurred any liability for brokerage, finder’s fees or any similar fee or commission in connection with the transactions contemplated by this agreement for which the Company or Parent shall be liable for; and

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

5.1.2.5
none of the information, documents or other matters supplied or to be supplied by or on behalf of him or it in connection with his or its confirmations, representations and warranties in clause 5.1, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.2	The Shareholder:

5.2.1	represents and warrants to the Buyer as of the date of this agreement that:

5.2.1.1	the Shareholder is the legal and beneficial owner of the number of Sale Shares set out opposite its name in column 3 of Schedule 1;

5.2.1.2	there are not any Encumbrances over or in respect of any of such Sale Shares held by the Shareholder;

5.2.2	confirms to the Buyer as of the date of this agreement that:

5.2.2.1
except for the transactions contemplated by this agreement and the agreements set forth in clauses 14.1.1 through 14.1.4 (to be terminated pursuant to clause 3.2.4), there are no contracts, commitments or agreements relating to voting, purchase or sale of any such Sale Shares held by the Shareholder;

5.2.2.2
except for this agreement and the agreements set forth in clauses 14.1.1 through 14.1.4 (to be terminated pursuant to clause 3.2.4), the Shareholder is not a party to any agreement, arrangement, option, warrant or other agreement in respect of or affecting any such Sale Shares or rights in or to them;

5.2.2.3
the consummation of the transactions contemplated under this agreement will not conflict with or result in the breach of any material term or provision of, require consent or violate or constitute a material default under, any agreement relating to the Sale Shares or result in the creation of any Encumbrance on the Sales Shares;

5.2.2.4
there are currently no pending or threatened lawsuits, regulatory or administrative proceedings, arbitrations, reviews or formal or informal complaints or investigations by any person against or relating to the Shareholder in respect of its Sale Shares;

5.2.2.5
none of the information, documents or other matters supplied or to be supplied by or on behalf of it in connection with its confirmations, representations and warranties in clause 5.2, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

5.2.2.6	the Shareholder is a not a “U.S. Person” as defined by Regulation S under the Securities Act and is not acquiring the Acquisition Consideration for the account or benefit of any “U.S. Person”;

5.2.2.7
the Shareholder acknowledges and understands that the Acquisition Consideration is being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing the Acquisition Consideration except selling, transferring, or disposing in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws, and that the Acquisition Consideration is not liquid;

5.2.2.8
the Shareholder understands that the Acquisition Consideration is not presently registered under the Securities Act or applicable state securities law and that no government agency has recommended or endorsed the acquisition of the Acquisition Consideration and the Shareholder is not acquiring the Acquisition Consideration as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting;

5.2.2.9
the Shareholder has such business and financial experience as is required to give it the capacity to protect its interests in the Acquisition Consideration and has had the opportunity to perform due diligence and ask questions of, and receive answers from, the Buyer concerning the Buyer and its business and, in determining whether to acquire the Acquisition Consideration, the Shareholder has relied solely on the representations and warranties of the Buyer set forth in this agreement; and

5.2.2.10	the Shareholder acknowledges and understands that the Buyer is relying on the Shareholder’s representations in this clause 5.2 in issuing the Acquisition Consideration.

5.3	All confirmations, representations and warranties shall survive after Completion.

5.4	The Buyer represents and warrants to the other parties at the date of this agreement that:

5.4.1
Schedule 7 sets out accurately on a normalised basis (i) the issued and outstanding Common Stock of the Buyer, (ii) the number of Common Stock the subject of warrants and (iii) the number of Common Stock of the Buyer the subject of options, as at 1 February 2009;

5.4.2
Schedule 7 sets out accurately on a normalised basis (i) the issued and outstanding Common Stock of the Buyer, (ii) the number of Common Stock the subject of warrants and (ii) the number of Common Stock of the Buyer the subject of options, as at Completion;

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

5.4.3
less the 400,000 shares of Common Stock issued to Beijing Chinawind Telecommunications Information Technology Company Limited and the 113,900 shares of Common Stock issued to New Times Navigation Limited, the aggregate number of Buyer Shares set out opposite the name of the Shareholder in Schedule 1 together with the number of shares in the Buyer to be issued under the US SPA comprises 20 per cent. of the issued and outstanding Common Stock of the Buyer (on a normalised basis) as at 1 February 2009;

5.4.4
the aggregate number of Buyer Warrants set out opposite the name of the Shareholder in Schedule 1 together with the number of warrants to be granted under the US SPA comprises 20 per cent. of the issued and outstanding warrant and options over Common Stock in the Buyer (on a normalised basis) as at 1 February 2009;

5.4.5	except for warrants and options to purchase the Common Stock of the Buyer, the Common Stock of the Buyer is the only class of shares, stocks or securities of the Buyer;

5.4.6
having regard to the existing banking and other facilities available to it, the Buyer has a very good level of comfort that it will have sufficient working capital for the purposes of (i) continuing to carry on its business and that of the Company as a going concern in their present form and at their present levels of turnover for the next twelve months and (ii) executing, carrying out and fulfilling in accordance with their respective terms all orders, projects and contractual obligations which have been placed with or undertaken by the Buyer and the Company.

5.5	The Buyer covenants to the Shareholder that during the period from Completion through 1 April 2013, the Buyer shall at all times:

5.5.1	operate the Company as a stand-alone entity within the Buyer's Group;

5.5.2
act in good faith towards the Company and shall not knowingly do (or omit to do) anything with the intention of frustrating the achievement of Company Revenues or diminishing, distorting or reducing any amount of revenues of the Company that may fall to be considered in calculating the Company Revenues; and

5.5.3	observe the terms and provisions of the Collaboration Agreement (excepting minor or immaterial breaches which do not in any way negatively affect the Company Revenues),

and to the extent a dispute arises with respect to clause 5.5 with regard to the effect on the Company Revenues of any breach by the Buyer of its provisions, the parties agree that such dispute shall be settled by the Independent Auditors pursuant to Schedule 4.

5.6	***

5.7
If it is determined that the normalisation of the (i) issued and outstanding Common Stock of the Buyer, (ii) number of Common Stock the subject of warrants, and (iii) number of Common Stock of the Buyer the subject of options, as at 1 February 2009, was done in error, either (x) the Buyer shall further issue to the shareholders of the Company (to include the Shareholder) the number of Common Stock and/ or warrants (on the same terms and conditions as the Buyer Warrants) to purchase Common Stock necessary for the shareholders of the Company (to include the Shareholder), collectively and in the aggregate, to hold 20 per cent. of the Common Stock, warrants or options determined to be actually issued and outstanding as at 1 February 2009 and shall take all necessary actions and execute all necessary documents to effect the allotment of any such further Common Stock and/ or warrants, or (y) shareholders of the Company (to include the Shareholder) agree to deliver to the Buyer for cancellation the number of Buyer Shares and/ or Buyer Warrants necessary for the shareholders of the Company (to include the Shareholder), collectively and in the aggregate, to hold 20 per cent. of the Common Stock, warrants or options determined to be actually issued and outstanding as at 1 February 2009 and execute all necessary documents to cancel such Buyer Shares and/ or Buyer Warrants.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

5.8	Without prejudice to the provisions of clause 3 and Schedule 4, the accounts of the Company shall be consolidated with the accounts of the Buyer with effect from 1 April 2010

6	Covenants

6.1
The Shareholder agrees not to sell, transfer or otherwise dispose the Acquisition Consideration except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws, to include, for purposes where the Shareholder is not a “U.S. Person” (as defined by Regulation S under the Securities Act), the sale, transfer or disposition of the Acquisition Consideration to “U.S. Person” during the twelve (12) month period after receipt of such Acquisition Consideration.  The Shareholder agrees not to engage in hedging transactions with regard to the Acquisition Consideration unless in compliance with the Securities Act.  The Shareholder acknowledges that instruments or certificates for the Acquisition Consideration shall contain a legend setting forth the foregoing restrictions and that, in the event the sale, transfer or disposition of the Acquisition Consideration is in violation of the Securities Act, the Buyer shall not be under any obligation to register any such Acquisition Consideration sold, transferred or disposed of in contravention of the Securities Act or acknowledge such sale, transfer or disposition.

6.2
Pursuant to the US SPA, the Buyer grants to the Shareholder Representative sole conduct of the Walter Kerins Matter, with the sole discretion to compromise, settle, negotiate, defend or dispute such matter.  In the event that settlement of the Walter Kerins Matter can be achieved by the granting of warrants over Common Stock, the Shareholder Representative shall inform the Buyer in writing and the Buyer shall satisfy such grant by forfeiting such number of Buyer Warrants as are held by the current shareholders of the Company (including the Shareholder) (on a pro rata basis) as are required to satisfy such grant to Beresford Ltd (or as it shall direct).  Notwithstanding the foregoing, the Buyer is not required to issue any warrants to purchase Common Stock to Beresford Ltd if such issuance is not under the same terms and conditions as the issuance of the Buyer Warrants, such terms and conditions to include, without limitation, the same form of warrant as the Buyer Warrants and Beresford Ltd representing, warranting, agreeing and covenanting in writing to the matters set forth in clause 1.2, 3.1.3, 3.2.3, 3.2.4, 5.2.9 through 5.2.13, 5.4, 5.5.8 and 6.6 of the US SPA.

7	[Not used]

8	Assignment

8.1	This agreement is personal to the parties and no party shall:

8.1.1	assign any of its rights under this agreement; or

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

8.1.2	transfer any of its obligations under this agreement; or

8.1.3	charge or deal in any other manner with this agreement or any of its rights or obligations.

8.2	Any purported assignment, transfer, charging or dealing in contravention of clause 8.1 shall be ineffective.

9	Third Party Rights

This agreement is not intended to and does not confer any rights on any person that is not a party to this agreement, whether pursuant to statute common law or otherwise.

10	Agreement Survives Completion

This agreement (other than the obligations that have already been performed) remains in full force after Completion.

11	Shareholder Obligations and Status of this Agreement

11.1
The Shareholder shall exercise all voting rights and other powers of control available to it in relation to the Company so as to procure (so far as is reasonably possible) that, at all times during the term of this agreement, the provisions of this agreement are promptly observed and given full force and effect according to its spirit and intention.

11.2
If, at any time, any provisions of the memorandum of association of the Company or the Articles conflict with any provision of this agreement, the provisions of this agreement shall prevail as between the Shareholder and the other shareholders of the Company. In such circumstances the Shareholder shall procure (so far as their shareholding shall allow) that such modifications as are necessary are made to the Articles and/or the Company's memorandum of association.

12	Severance

12.1
If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

12.2
If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, that provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

13	Variation

A variation of this agreement shall only be valid if it is in writing and signed by the Shareholder, the Shareholder Representative and the Buyer, in which event such change shall be binding against all of the parties hereto.

14	Whole Agreement

14.1
This agreement and the documents referred to or incorporated in it or executed contemporaneously with it, constitute the whole agreement between the parties relating to the subject matter of this agreement, and supersede any previous arrangement, understanding or agreement between them relating to the subject matter that they cover, including for the avoidance of doubt as between (inter alia) the Shareholder and the Company:

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

14.1.1	the subscription and shareholders agreement dated 10 February 2004 between, inter alia, certain of the shareholders of the Company and the Company;

14.1.2	the supplemental shareholders agreement dated 15 December 2004 between, inter alia, certain of the shareholders of the Company and the Company;

14.1.3	the subscription and shareholders agreement dated 23 February 2006 between, inter alia, certain of the shareholders of the Company and the Company; and

14.1.4	the supplemental subscription and shareholders agreement dated 16 February 2007 between, inter alia, certain of the shareholders of the Company and the Company,

and, as between (inter alia) the Shareholder, the Company and the Buyer, the heads of terms dated 23 February 2009 and 2 November 2009.

14.2	Nothing in this clause 14 operates to exclude or limit any liability for fraud.

15	Notices

15.1	Except as expressly provided in this agreement, a notice, consent or communication given under this agreement:

15.1.1	shall be in writing in the English language (or be accompanied by a properly prepared translation into English);

15.1.2	shall be sent for the attention of the person, and to the address given in this clause 15 (or such other address or person as the relevant party may notify to the other party); and

15.1.3	shall be:

15.1.3.1	delivered personally; or

15.1.3.2	sent by pre-paid first-class post or recorded delivery; or

15.1.3.3	(if the notice is to be served by post outside the country from which it is sent) sent by internationally recognised overnight courier.

15.2	The addresses for service of notice are:

15.2.1	Shareholder

Address: The Plaza, East Point Business Park, Dublin 3

For the attention of: Nicola Dunne

With a copy to:  Wollastons LLP, Brierly Place, Chelmsford, Essex CM2 0AP, UK, attention: Nick Burnett/Adam Jones

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

15.2.2	Buyer

Address: Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, Netherlands

For the attention of: Alex Vermeulen

With a copy to:  Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 USA, attention:  Barry I. Grossman, Esq.

15.2.3	Shareholder Representative

Address: ValidSoft (UK) Limited, 9 Devonshire Square, London EC2M 4YF

For the attention of: Patrick Carroll

With a copy to:  Wollastons LLP, Brierly Place, Chelmsford, Essex CM2 0AP, UK, attention: Nick Burnett/Adam Jones

15.3	A notice is deemed to have been received:

15.3.1	if delivered personally or sent by internationally recognised overnight courier, at the time of delivery; or

15.3.2	in the case of pre-paid first-class post or recorded delivery, 3 days from the date of posting; or

15.3.3
if deemed receipt under the previous paragraphs of this clause 15.3 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is a Business Day), when business next starts in the place of deemed receipt.

15.4	To prove service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted.

16	Further Assurance

Each party shall promptly execute and deliver all such documents, and do all such things, as the other party may from time to time reasonably require for the purpose of giving full force and effect to the provisions of this agreement.

17	Counterparts

This agreement may be executed in any number of counterparts, each of which is an original and which, when executed, shall be an original and which together shall have the same effect as if each party had executed the same document.

18	No Partnership

Nothing in this agreement is intended to or shall be construed as establishing or implying a partnership of any kind between the parties.

19	Governing Law and Jurisdiction

19.1
This agreement and any dispute or claim arising out of or in connection with it or its subject matter (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the Republic of Ireland without giving effect to the principles of conflicts of law.

19.2
The parties irrevocably agree that the courts of the Republic of Ireland shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement or its subject matter (including non-contractual disputes or claims).  The parties further agree that service of process shall be proper if served by the methods set forth in clause 15.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

20	Expenses

Subject to clause 6 and this clause 20, the Shareholder shall bear its own expenses (it being agreed that any excess over and above zero of the net asset value position of the Company as at January 31, 2009 shall be for the account of the shareholders of the Company and only available for this purpose), and the Buyer shall bear its own expenses, in connection with the negotiation, execution, delivery and performance of this agreement and the transactions contemplated herein.

21	Waivers

The failure of any of the parties hereto to at any time enforce any of the provisions of this agreement shall not be deemed or construed to be a waiver of any such provision nor the right of any of the parties hereto to thereafter enforce each and every provision of this agreement.  No waiver shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought and no waiver of any breach, non-compliance or non-fulfilment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfilment.

This agreement has been entered into on the date stated at the beginning of it.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 1
The Shareholder

In this Schedule 1, "CC" means Contingent Consideration.

Name of Shareholder	Address	Number of Sale Shares (and %)	Number of Buyer Shares	Number of Buyer Warrants
Enterprise Ireland	The Plaza, East Point Business Park, Dublin 3	1,913 (3.33%)	341,066 (CC= 85,267)	127,603 (CC= 31,901)

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 2
The Company

Part 1 – Particulars of the Company

Registered number:	377068

Status:	Private limited company

Registered office:	Castle Buildings, Tara Street, Tullamore, Ireland

Directors:	Patrick Carroll Phil Hickman Joe Farrell Seamus Kane Terry Williams Hank Uberoi

Secretary:	Joe Farrell

Accounting reference date:	31 March

Auditors:	Nolan & Associates

Authorised share capital:	€4,000,000 (consisting of 3,988,622 ordinary shares of €1each and 11,378 redeemable deferred ordinary shares of €1 each)

Issued share capital:	57,411 ordinary shares of €1each.

Part 2 – Particulars of the Subsidiaries

Validsoft UK Limited:

Registered number:	4023940

Status:	Private limited company

Registered office:	9 Devonshire Square, London EC2M 4YF

Directors:	Patrick Carroll Joe Farrell

Secretary:	Joe Farrell

Accounting reference date:	31 March

Auditors:	AEL Partners LLP

Authorised share capital:	£500,000 (divided into 500,000 ordinary shares of £1 each

Issued share capital:	394,346 ordinary shares of £1 each.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

Validsoft (Australia) Pty Limited:

Registered number:	ABN 53 115 480 003

Status:	Private Limited Company

Registered office:	Level 39, Citigroup Centre, 2 Park Street, Sydney NSW 2000

Directors:	Patrick Carroll Cindy Nicholson

Secretary:	Cindy Nicholson

Accounting reference date:	31 March

Auditors:	Masselos Pty Limited Level 17, 44 Market Street, Sydney NSW 2000, Australia

Authorised share capital:	A$1.00

Issued share capital:	A$1.00

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 3

Graph

y-axis

***

x-axis

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 4
Calculation of Revenues

1
The Buyer shall procure that the Independent Auditors shall within 30 days of 1 April 2013 or the date of the change of control of the Company deliver to the Shareholder Representative and the Buyer (the "Report"):

1.1
a draft Company Revenues report in respect of the period from 1 April 2010 through 1 April 2013 (or the Completion Date to the date of the change of control of the Company, as the case may be), prepared pursuant to the terms of the agreement; and

1.2
a draft Buyer Revenues report in respect of the period from 1 April 2010 through 1 April 2013 (or the Completion Date to the date of the change of control of the Company, as the case may be), prepared pursuant to the terms of the agreement.

2
The Buyer shall procure that the Independent Auditors shall be given full access in a timely fashion to the accounts and records of the Company and the Subsidiaries and shall be permitted to take copies of the same and generally be provided with such other information and assistance as they may reasonably require to prepare the Report.

3	Upon the preparation the Report, such Report shall be delivered to the Shareholder Representative and the Buyer.

4
During the period of 21 days following receipt of the Report (the "Review Period"), the Buyer and Shareholder Representative shall be entitled to submit questions in writing to the Independent Auditors concerning the Report for the Independent Auditors to answer. If requested by either the Buyer or the Shareholder Representative, the Buyer and Shareholder Representative shall use all reasonable endeavours to meet and discuss any issues or questions with respect to the Report.  The Buyer and Shareholder Representative shall be entitled to access to the working papers of the Independent Auditors that are relevant to their production of the Report.

5	The Report shall be prepared in accordance with GAAP.

6
In the event a dispute arises with respect to clause 5.5 of the agreement that is not resolved by the parties in good faith, the aggrieved party shall submit to the Independent Auditors such dispute for resolution.  The parties agree that in such event, the Independent Auditors shall determine (acting as experts and not arbitrators) whether a breach of clause 5.5 has occurred and, if so, the amount of revenues lost due to such breach.  All amounts of revenues lost due to the breach of clause 5.5, as determined by the Independent Auditors, shall be included in the calculation of Company Revenues.

7	The costs of the Independent Auditors in relation to all matters arising from this schedule shall be borne equally by the Buyer and the shareholders of the Company (to include the Shareholder).

8
The determination of the Independent Auditors shall be binding on the parties (save in the case of manifest error).  Save where the contrary is expressly stated, the agreement of the Report does not constitute or operate as a waiver of any other rights, powers or remedies of the parties or of any other provision of this agreement and does not preclude the exercise of any other right, power of remedy of the parties arising under this agreement or otherwise.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 5
[Not used]

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 6

Sample Revenues Table

***

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 7

Issued and outstanding Common Stock, warrants and options of the Buyer as at 1 February 2009 and as at Completion

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

SCHEDULE 8

Form of Warrant Certificate

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.  IN THE EVENT THE SECURITIES EVIDENCE BY THIS CERTIFICATE ARE ISSUED PURSUANT TO REGULATION S OF THE SECURITIES ACT, THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY A NON-“U.S. PERSON” AS DEFINED BY REGULATION S, EXERCISED WITHIN THE UNITED STATES, OR DELIVERED WITHIN THE UNITED STATES, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Warrant No. ____	Number of Shares: ________
(subject to adjustment)
Date of Issuance: __________

ELEPHANT TALK COMMUNICATIONS, INC.

Common Stock Warrant

Elephant Talk Communications, Inc. (the “Company”), for value received, hereby certifies that _______________ or his, her or its registered assigns (the “Registered Holder”), is entitled, subject to the terms of this Common Stock Warrant (the “Warrant”) set forth below, to purchase from the Company, at any time after the date hereof and on or before 3 years from date of issue (the “Expiration Date”), up to _____shares (as adjusted from time to time pursuant to the provisions of this Warrant) of common stock of the Company, no par value per share (the “Common Stock”), at a per share exercise price equal to Sixty Three Cents ($0.63) (subject to adjustment as set forth in Section 2).

The shares of Common Stock purchasable upon exercise of this Warrant and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Exercise Price,” respectively.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

1.           Exercise.

(a)           Method of Exercise.  This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, accompanied by payment in full of the Exercise Price payable with respect to the number of shares of Warrant Stock purchased upon such exercise.  Except as provided in 1(c), below, the Exercise Price must be paid by cash, check or wire transfer in immediately available funds or, where permitted by law and provided that a public market for the Common Stock exists, (a) through a "same day sale" commitment from the Warrant Holder and a broker-dealer that is a member of the Financial Industry Regulatory Authority of Securities Dealers (a "FINRA Dealer"), whereby the Warrant Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

(b)           Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company (the “Exercise Date”) as provided in this Section 1; provided however, the mandatory exercise date (the “Mandatory Exercise Date”) shall be fifteen (15) days after the date upon which the Company notifies the Registered Holder of a Mandatory Exercise (hereinafter defined).  At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)           Cashless Exercise.  Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant in the manner set forth in Section 1(a), the Registered Holder may elect to exercise this Warrant, or a portion hereof, and to pay for the Warrant Stock by way of cashless exercise (a “Cashless Exercise”).   If the Registered Holder wishes to effect a cashless exercise, the Registered Holder shall surrender this Warrant, with the form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, in which event the Company shall issue to the Registered Holder the number of shares of Warrant Stock computed according to the following equation:

X = the number of shares of Warrant Stock to be issued to the Registered Holder.

Y = the Warrant Stock purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant Stock being exercised.

A = the Fair Market Value (defined below) of one share of Common Stock (on the Exercise Date or the Mandatory Exercise Date, as applicable).

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

B = the Exercise Price (as adjusted pursuant to the provisions of this Warrant).

For purposes of this Section 1(c), the “Fair Market Value” of one share of Common Stock on the Exercise Date or the Mandatory Exercise Date, as applicable, shall have one of the following meanings:

(1)           if the Company’s Common Stock is traded on a national securities exchange, the Fair Market Value shall be deemed to be the average of the Closing Prices over a five trading day period ending on the Mandatory Exercise Date or the Exercise Date, as applicable.  For the purposes of this Warrant, “Closing Price” means the final price at which one share of Common Stock is traded during any trading day; or

(2)           if the Company’s Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing sales price over the thirty (30) day period ending three (3) days before the Mandatory Exercise Date or the Exercise Date, as applicable; or

(3)           if neither (1) nor (2) is applicable, the Fair Market Value shall be at the highest price per share which the Company could obtain on the date of the Mandatory Exercise Date or the Exercise Date, as applicable, from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company’s Board of Directors.

 (d)          Delivery to Holder.  As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter (the “Warrant Stock Delivery Date”), the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i)           a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii)          in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) or Section 1(c) above.

(e)           Mandatory Exercise.  This Warrant will be mandatorily exercisable at the option of the Company and upon fifteen (15) days prior written notice to the Registered Holder (the “Mandatory Exercise”), at the Warrant Exercise Price, in the event that the average of the last closing sale price of the Common Stock on the OTC Bulletin Board, or a national securities exchange, trading market or inter-dealer electronic quotation system, exceeds $3.75 for twenty (20) consecutive trading days.  If the Registered Holder fails to exercise this Warrant prior to the Mandatory Exercise Date, the Registered Holder shall receive such number of Warrant Shares as the Registered Holder would be entitled to pursuant to a Cashless Exercise.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

2.           Adjustments.

(a)           Stock Splits and Dividends. If the outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b)           Merger Sale, Reclassification, Etc. In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a) or 2(b); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization.

(c)           Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

3.           Intentionally Omitted.

4.           Transfers.

(a)           Unregistered Security.  The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.  Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)           Transferability.  Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, to (i) any entity controlling, controlled by or under common control of the Registered Holder, or (ii) to any other proposed transferee by surrendering the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c)           Warrant Register.  The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5.           No Impairment.  The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.           Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the Expiration Date.

7.           Notices of Certain Transactions.  In case:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

(b)           of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined.

8.           Reservation of Stock.  The Company covenants that it shall at all times have authorized, reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.  The Company covenants that all Warrant Stock that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant by the Holder.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board, exchange, trading market or other inter-dealer electronic quotation system upon which the Common Stock may be listed.

9.           Exchange of Warrants.  Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

10.         Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.         Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed duly given upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth on the signature page of this Warrant or as subsequently modified by written notice to the Registered Holder.

12.         No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.         No Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall round the amount of Warrant Stock issuable to the nearest whole share.

14.         Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

15.         Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.         Governing Law.  This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

17.         Representations and Covenants of the Holder.  This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Registered Holder:

(a)           Investment Purpose.  The Registered Holder is acquiring the Warrant and the Common Stock issuable upon exercise of the Warrant for its own account, not as a nominee or agent and with no present intention of selling or otherwise distributing any part thereof.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

(b)           Private Issue.  The Registered Holder understands: (i) that neither the Warrant nor the Warrant Stock is, nor will be, registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof pursuant to Section 4(2) of the Securities Act and any applicable state securities laws, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(c)           Disposition of Holder’s Rights.  In no event will the Registered Holder make a disposition of the Warrant or the Common Stock issuable upon exercise of the Warrant in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.  Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (i) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (ii) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (iii) a letter shall have been issued to the Registered Holder at its request by the staff of the Securities and  Exchange Commission or a ruling shall have been issued to the Registered Holder at its request by the Securities and Exchange Commission stating that no action shall be recommended by such staff or taken by the Securities and Exchange Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required.  Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Registered Holder or holder of a share of common stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

(d)           Financial Risk.  The Registered Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with its investment.

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

(e)           Accredited Investor or Non-U.S. Person.  The Registered Holder is either (x) an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act, as presently in effect or (y) not a “U.S. Person” as defined by Regulation S under the Securities Act, as presently in effect, and is not acquiring or exercising this Warrant for the account, benefit or on behalf of any “U.S. Person”.

18.         Representations and Warranties of the Company. This Warrant has been entered into by the Registered Holder in reliance upon the following representations and covenants of the Company:

(a)           Authorization.  The Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)           Valid Issuance.  The Warrant Stock is duly authorized and reserved for issuance, and when issued, sold and delivered in accordance with the terms of this Warrant will be duly and validly issued, fully paid and nonassessable.

(c)           No Conflict.  The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation or bylaws of the Company, any material agreement of the Company filed with the Commission, or any order, decree, statute, law, ordinance, rule, listing requirement or regulation applicable to the Company, its properties or assets, which conflict, violation, default or right would have a material adverse effect on the business, properties, prospects, financial condition or operations of the Company.

19.           Counterparts.  This Warrant may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes.

[SIGNATURES TO FOLLOW]

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first above written.

ELEPHANT TALK COMMUNICATIONS, INC.

By

Name:
(print)

Title:

Address:
Elephant Talk Communications, Inc.
Schiphol Boulevard 249, 1118 BH Schiphol, The
Netherlands
Attention: Chief Financial Officer

REGISTERED HOLDER
If a natural person:

Name:

If an entity:

[Name]

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

Exhibit A

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock of Elephant Talk Communications, Inc., a California corporation, and hereby makes payment of $___________ in payment therefore (if a cashless exercise, insert “cashless”), all in accordance with the terms and conditions of the Warrant dated ________, 20__.

Name:

Signature:

Signature of joint holder (if applicable):

Date: __________

INSTRUCTIONS FOR ISSUANCE OF STOCK
(if other than to the registered holder of the within Warrant)

Name:

Address:

Social Security or Taxpayer Identification Number of Recipient:

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

Exhibit B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto _______________________ the right to purchase Common Stock of Elephant Talk Communications, Inc., a California corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date: __________

Signature:

Signature of joint holder (if applicable):

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “***”	Exhibit 2.2

Signed by STEVEN VAN DER VELDEN for and on behalf of ELEPHANT TALK COMMUNICATIONS, INC.	/s/ STEVEN VAN DER VELDEN Director

Signed by PATRICK CARROLL (in his capacity as the Shareholder Representative)	/s/ PATRICK CARROLL

Signed by [Authorized Signatory] for and on behalf of ENTERPRISE IRELAND	/s/ Authorized Signatory Director